Exhibit 3.25(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 13/19/2001
010656497 – 3471350

CERTIFICATE OF INCORPORATION

OF

USON HOLDINGS, INC.

ARTICLE I

The name of the corporation is USON HOLDINGS, INC. (the “Corporation”).

ARTICLE II

The address of the registered office of the corporation in the state of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shall be common stock, $.01 par value per share (“Common Stock”).

ARTICLE V

The Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

ARTICLE VI

The corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this certificate of incorporation or any amendment hereto are subject to such right of the Corporation.

ARTICLE VII

The number of directors of the Corporation shall be determined in accordance with the Corporation’s bylaws. The number of directors constituting the initial board of directors of the

1

Corporation shall be one (1), and the name and mailing address of the person who is to serve as its director until the first annual meeting of its stockholders, or until his successor is duly elected and qualified, is as follows:

Name	Address

R. Dale Ross	16825 Northchase Drive, Suite 1300
Houston, Texas 77060

ARTICLE VIII

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

No repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

Elections of directors of the Corporation need not be by written ballot.

ARTICLE X

The incorporator of the corporation is L. M. Wilson, Andrews & Kurth, Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002-2778.

I, the undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunder set my hand this 19th day of December, 2001.

L. M. Wilson, Incorporator

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

USON HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Code of the State of Delaware, USON Holdings, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation declaring its advisability and directing that this amendment be submitted for consideration by its sole stockholder. The resolution is as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the Article thereof numbered “Article I” so that, as amended, said Article shall be and read as follows:

“Article I. The name of the Corporation shall be Physician Reliance Network, Inc.”

SECOND: That thereafter, the sole stockholder of the Corporation, by written consent pursuant to Section 228(a) of the Delaware General Corporation Law, duly adopted the foregoing amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

By:
Name: Phillip H. Watts
Title: Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/24/2002
020798631 – 3471350

HOU:2099795.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 12/27/2002
020803961 – 3471350

CERTIFICATE OF MERGER

OF

PHYSICIAN RELIANCE NETWORK, INC.,

a Texas corporation,

with and into

PHYSICIAN RELIANCE NETWORK, INC.,

a Delaware corporation

Pursuant to the provisions of Section 252 of the Delaware General Corporation Law (the “DGCL”), each of the undersigned corporations does hereby certify;

FIRST:	That the name and state of incorporation of each of the constituent corporations are as follows:

Name	State of Incorporation

Physician Reliance Network, Inc.	Texas

Physician Reliance Network, Inc.	Delaware

SECOND:	That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the DGCL.

THIRD:	That name of the surviving corporation of the merger is Physician Reliance Network, Inc., a Delaware corporation.

FOURTH:	That the Certificate of Incorporation of Physician Reliance Network, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:	That the executed Agreement and Plan of Merger is on file at 16825 Northchase Drive, Houston, Texas 77060, an office of the surviving corporation.

SIXTH:	That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:	That the authorized capital stock of Physician Reliance Network, Inc., a Texas corporation, consists of 10,000,000 shares of Common Stock, $.01 par value per share.

EIGHTH:	The merger herein provided for shall be effective in the State of Delaware 5:00 p.m. Eastern time on December 31, 2002 and

HOU:2046735.3

filing of this Certificate in accordance with the provisions of the Delaware General Corporation Law.

NINTH:	That the surviving corporation will be responsible for the payment of all such fees and franchise taxes of the Texas corporation that is a party to the agreement and plan of merger, including any franchise taxes in the State of Texas.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed on its behalf as of December 27, 2002.

PHYSICIAN RELIANCE NETWORK, INC.,
a Texas corporation

By:
Phillip H. Watts, Vice President

PHYSICIAN RELIANCE NETWORK, INC.,
a Delaware corporation

By:
Phillip H. Watts, Vice President

HOU:2046736.3

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

AND PURSUANT TO SECTION 266 OF THE DELWARE GENERAL CORPORATION

LAW

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is 12/19/2001.

4.)	The name of the Corporation immediately prior to filing this Certificate is Physician Reliance Network, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Physician Reliance Network, LLC.

6.)	The Conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

7.)	This Certificateof Conversion shall be effective on December 31, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of December, A.D. 2007.

By:
Phillip H. Watts
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:45 PM 12/27/2007
FILED 06:34 PM 12/27/2007
SRV 071368523 – 3471350 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

PHYSICIAN RELIANCE NETWORK, LLC

This Certificate of Formation of Physician Reliance Network, LLC is being duly executed and filed by Melisa Jacobs, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company is “Physician Reliance Network, LLC”.

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. This Certificate of Formation shall be effective on December 31, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Physician Reliance Network, LLC this 27th day of December, 2007.

Melisa Jacobs
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:45 PM 12/27/2007
FILED 06:34 PM 12/27/2007
SRV 071368523 – 3471350 FILE